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                                                                  EXHIBIT (A)(2)

                                 SEPRACOR INC.
                                 ELECTION FORM

    I acknowledge that a list of all of my options appears on the SalomonSmithBarney-Registered Trademark- website at www.aststockplan.com or www.benefitaccess.com.

    I wish to surrender for exchange those options with an exercise price of $18.00 or more per share (the "Eligible Options") listed in the table below subject to the terms and conditions of the Offer to Exchange Outstanding Stock Options dated June 17, 2002 (the "Offer to Exchange"). I have also indicated any options granted since December 17, 2001 which if they have an exercise price lower than the highest price Eligible Options I am surrendering, I am required to tender (the "Required Options"), if applicable. I acknowledge that Required Options will be automatically surrendered by me if Sepracor Inc. accepts any of my surrendered Eligible Options. I understand that if my offer is accepted, I will (1) have no right, title or interest to my surrendered Eligible Option(s) indicated in the table below and any Required Option(s) (whether or not indicated in the table below), and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect, and (2) receive a new option to purchase one share of common stock for every one share of common stock issuable upon the exercise of a surrendered option, as more fully explained in the Offer to Exchange. In addition, I am making the representations and acknowledgements to Sepracor Inc. that are set forth on page 2 of this Election Form.

                           NAME OF PLAN FROM
                            WHICH ELIGIBLE         GRANT DATE OF      NUMBER OF ELIGIBLE     EXERCISE PRICE OF
OPTION NUMBER               OPTIONS GRANTED       ELIGIBLE OPTION       OPTION SHARES*        ELIGIBLE OPTION
------------------------  -------------------   -------------------   -------------------   -------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

------------------------

* If you tender an Eligible Option you must tender all the shares covered by that option; partial tenders are not permitted and will be deemed to be a tender of all the shares covered by the tendered option.

    To validly surrender Eligible Options for exchange, you must complete and deliver this Election Form according to the instructions on page 3 of this Election Form and return it to Melissa Klinkhamer by facsimile at (508) 357-7498 or by hand delivery or regular overnight mail to 84 Waterford Drive, Marlborough, Massachusetts 01752. The deadline for receipt of this Election Form is no later than 5:00 P.M., Eastern Daylight Time, on July 17, 2002.

Date:  , 2002             -------------------------------------------
                          Signature

                          -------------------------------------------
                          Name (please print)

                          -------------------------------------------
                          Social Security Number

                          -------------------------------------------
                          Telephone Number During Working Hours

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To: Sepracor Inc.

    Pursuant to the Offer to Exchange, I have tendered the Eligible Options indicated on the reverse side of this Election Form. In addition to the representations and acknowledgements by me on this Election Form, I hereby represent and acknowledge the following to Sepracor Inc. (the "Company"):

    - Any Eligible Options tendered by me on the Election Form are tendered subject to the terms and conditions of the offer as set forth in the Offer to Exchange, a copy of which I acknowledge having received and read.

    - I have full power and authority to tender the Eligible Options indicated in my Election Form.

    - All authority conferred or agreed to be conferred in my Election Form regarding the option(s) I have tendered shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

    - The Company's acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer to Exchange.

    - If my offer to exchange Eligible Options is accepted, I acknowledge that I will have no right, title or interest to my tendered Eligible Option(s) indicated in the table on the reverse side of this Election Form and any Required Option(s) (whether or not indicated in the table), and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect.

    - If my offer to exchange Eligible Options is accepted, I acknowledge that the new option(s) I receive:

       - will constitute a right to purchase one share of common stock for each share of common stock issuable upon the exercise of a surrendered option;

       - will not be granted until on or after the first business day that is six months and one day after the date when my tendered options are accepted for exchange and canceled by the Company; and

       - will be subject to the terms and conditions of (i) the 2002 Stock Incentive Plan (the "2002 Plan") if the options surrendered were from the 1991 Amended and Restated Stock Option Plan; and (ii) the 1997 Stock Option Plan (the "1997 Plan") if the options surrendered were from the 1997 Plan; and (iii) the 2000 Stock Incentive Plan, as amended (the "2000 Plan") if the options surrendered were from the 2000 Plan; and (iv) the new option grant agreements between the Company and me that will be forwarded to me after the grant of the new options.

    - I also acknowledge that I must be an employee of the Company or one of its wholly-owned subsidiaries from the date when I tender options through the date when the new options are granted and otherwise be eligible under the 1997 Plan, the 2000 Plan or the 2002 Plan, as the case may be, on the date when the new options are granted in order to receive new options. I further acknowledge that if I do not remain such an employee, I will not receive any new options or any other consideration for the options that I tender and that are accepted for exchange pursuant to the offer. IF I PASS AWAY, BECOME DISABLED, TERMINATE WITH OR WITHOUT A GOOD REASON OR AM TERMINATED WITH OR WITHOUT CAUSE BEFORE THE DATE WHEN THE NEW OPTIONS ARE GRANTED, THEN I WILL NOT RECEIVE ANYTHING FOR THE OPTIONS THAT I TENDER AND THAT ARE ACCEPTED FOR EXCHANGE PURSUANT TO THE OFFER.

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    - I also acknowledge that I may not receive options if Sepracor enters into a merger or similar transaction in which there is a change in control of Sepracor prior to the grant of new options.

    - I recognize that as set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the offer and reject or postpone its acceptance and cancellation of any and all options tendered for exchange.

    - If my offer to exchange Eligible Options is accepted, I acknowledge that I will be ineligible to receive any new grants of options for a period of six months and one day after the expiration date of the offer.

- I have read, understand and agree to all of the terms and conditions of the offer as set forth in the Offer to Exchange dated June 17, 2002.

                                    * * * *

                                       3
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                                  INSTRUCTIONS

            FORMING A PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. DELIVERY OF ELECTION FORM. A properly completed and duly executed Election Form (or an electronic copy or facsimile thereof) must be received by the Company at the address set forth on page 1 of this Election Form on or before the expiration date of the offer.

    The method by which you deliver any required documents (including this Election Form) is at your election and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your documents by mail, the Company recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery.

    An election to surrender options for exchange pursuant to this offer may be changed or withdrawn at any time prior to the expiration date. If the offer is extended by the Company beyond that time, you may change or withdraw your election at any time until the extended expiration of the offer. To change your election to surrender options for exchange, you must deliver a new Election Form which is clearly dated after your original Election Form. Once the Company receives a new Election Form submitted by you, your previously submitted Election Form will be disregarded. To withdraw all options surrendered for exchange, you must deliver a properly completed Notice of Withdrawal, or an electronic copy or facsimile thereof, to the Company while you still have the right to withdraw the surrendered options. Withdrawals may not be rescinded, and any options withdrawn will thereafter be deemed not properly surrendered for exchange for purposes of the offer, unless such withdrawn options are properly re-surrendered prior to the expiration date of the offer by submitting a new Exchange Form in accordance with the procedures described above.

    The Company will not accept any alternative, conditional or contingent elections to surrender options for exchange. All employees surrendering options for exchange, by execution of this Election Form (or an electronic copy or facsimile of it), waive any right to receive any notice of the acceptance of their options for surrender, except as provided in the Offer to Exchange.

    2. INADEQUATE SPACE. If the space provided in the table on page 1 of this Election Notice is inadequate, the information requested by the table regarding the options to be surrendered for exchange should be provided on a separate schedule attached to, or delivered with, this Election Form.

    3. SURRENDER OF OPTIONS FOR EXCHANGE. If you intend to surrender options for exchange pursuant to the offer, you must complete the table on page 1 of this Election Form by providing the following information for each option that you intend to surrender: option number, grant date, the total number of option shares subject to the option and the exercise price. If you choose to surrender an option, you must surrender the full number of option shares subject to the option. If you received options on or after December 17, 2001, you must tender all options received on or after that date that have a lower exercise price than the options with the highest exercise price you surrender.

    4. SIGNATURES ON THE ELECTION FORM. If this Election Form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option award document(s) to which the options are subject without alteration, enlargement or any other change.

    If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact or any other person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Election Form.

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    5.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.  Any requests for additional copies of the Offer to Exchange or this Election Form, may be directed to:

       Sepracor Inc.
       84 Waterford Drive
       Marlborough, Massachusetts 01752
       Attention: Timothy Potter or David Aubuchon
       Telephone: (508) 357-7346 or (508) 357-7617
       Email: timothy.potter@sepracor.com or david.aubuchon@sepracor.com

    Any questions or requests for assistance should be sent to exchangeprogram@sepracor.com.

    6. IRREGULARITIES. Any questions as to the number of option shares subject to options to be accepted for exchange, and any questions as to the validity (including eligibility and time of receipt), form and acceptance of any surrender of options for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding on all interested persons. The Company reserves the right to reject any or all options surrendered for exchange that the Company determines not to be in appropriate form or the acceptance of which would be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity with respect to any particular options surrendered for exchange or any particular optionholder, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all participants in the offer. No surrender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with the surrender of options for exchange must be cured prior to the expiration of the offer. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in the surrender of options for exchange, and neither the Company nor any other person will incur any liability for failure to give any such notice.

    7. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

                                       5